Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2026 Ended December 31, 2025

SUNNYVALE, California, February 5, 2026 - Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal second quarter of 2026 ended December 31, 2025.

The results for the fiscal second quarter of 2026 ended December 31, 2025 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Revenue	$162.3	$182.5	$173.2
Gross Margin	21.5%	23.5%	23.1%
Operating Loss	$(13.6)	$(4.6)	$(5.9)
Net Loss	$(13.3)	$(2.1)	$(6.6)
Net Loss Per Share - Diluted	$(0.45)	$(0.07)	$(0.23)

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Revenue	$162.3	$182.5	$173.2
Non-GAAP Gross Margin	22.2%	24.1%	24.2%
Non-GAAP Operating Income (Loss)	$(5.2)	$2.5	$3.0
Non-GAAP Net Income (Loss)	$(4.7)	$4.2	$2.7
Non-GAAP Net Income (Loss) Per Share - Diluted	$(0.16)	$0.13	$0.09

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q2 Ended December 31, 2025” below exclude the effect of share-based compensation expense, equity method investment loss (income), and income tax effect of non-GAAP adjustments in each of the periods presented, and amortization of purchased intangible and legal costs related to government investigation for the three months ended December 31, 2024, as well as impairment of long-lived assets for the three months ended December 31, 2025.

Financial Results for Fiscal Q2 Ended December 31, 2025
•Revenue was $162.3 million, a decrease of 11.1% from the prior quarter and a decrease of 6.3% from the same quarter last year.
•GAAP gross margin was 21.5%, down from 23.5% in the prior quarter and down from 23.1% in the same quarter last year.
•Non-GAAP gross margin was 22.2%, down from 24.1% in the prior quarter and down from 24.2% in the same quarter last year.
•GAAP operating expenses were $48.4 million, up from $47.4 million in the prior quarter and up from $45.9 million in the same quarter last year.
•Non-GAAP operating expenses were $41.3 million, down from $41.4 million from last quarter and up from $39.0 million in the same quarter last year.
•GAAP operating loss was $13.6 million, up from $4.6 million from the prior quarter and up from $5.9 million in the same quarter last year.
•Non-GAAP operating loss was $5.2 million as compared to $2.5 million of operating income for the prior quarter and $3.0 million of operating income for the same quarter last year.
•GAAP net loss per diluted share was $0.45, compared to $0.07 net loss per share for the prior quarter, and $0.23 net loss per share for the same quarter a year ago.
•Non-GAAP net loss per share was $0.16, compared to $0.13 net income per share for the prior quarter and $0.09 net income per share for the same quarter a year ago.
•Consolidated cash flows used in operating activities was $8.1 million, as compared to $10.2 million of cash flows provided by operating activities in the prior quarter.
•The Company closed the quarter with $196.3 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “Our December quarter revenue was slightly above the midpoint of our guidance, driven by strength in Communications, and in particular sales to our Tier One U.S. smartphone customer, reflecting continued market share gains and increased BOM content on premium platforms. As we move through calendar 2026, we expect improving product mix and increasing contributions from higher-performance applications to drive sequential improvement beginning in the June quarter. We believe this sets the foundation for accelerating growth as new products and programs ramp into 2027 and beyond.”

Mr. Chang concluded, “We are making focused R&D investments in performance-driven applications where we already have strong positions and deep customer relationships. In Computing, while overall PC demand in calendar 2026 is expected to be impacted by tightening memory supply, we are seeing growth in advanced computing driven by a broader array of applications for AI data centers across an expanding customer base. In Smartphones, we also anticipate growth in calendar 2026 as a rapid transition to higher charging currents is expected to generate increased BOM content for battery protection.”

Business Outlook for Fiscal Q3 Ending March 31, 2026

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fiscal third quarter of year 2026 are as follows:

•Revenue to be approximately $160 million, plus or minus $10 million.
•GAAP gross margin to be 20.2%, plus or minus 1%. We anticipate non-GAAP gross margin to be 21.0%, plus or minus 1%.
•GAAP operating expenses to be in the range of $52.0 million, plus or minus $1 million. Non-GAAP operating expenses are expected to be in the range of $45.0 million, plus or minus $1 million. The sequential growth in operating expenses is mostly the result of increased spending for R&D.
•Interest income is expected to be $1.0 million higher than interest expense, and
•Income tax expense to be in the range of $1.1 million to $1.3 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter ended December 31, 2025 today, February 5, 2026 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (833) 470-1428 or +1 (404) 975-4839 if dialing from outside the United States and Canada. The access code is 033075. A live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com. The webcast replay will be available for seven days after the live call on the same website. In addition, a copy of the script of management’s prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry and growth in calendar year 2026 our ability to outperform market, anticipated growth in our market segments in 2026 and 2027, seasonality of our business, our ability to sustain growth and expand our end markets, the success of our investment strategy, macro and geopolitical uncertainties, our projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, income tax expenses, our ability to grow our sales and market share, and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2026.” Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of PC markets; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; changes in regulatory environment, including tariff and trade policies; our ability to introduce or develop new and enhanced products that achieve market acceptance; government policies on our business operations in China; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed by AOS with the SEC and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share (“EPS”) and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and professional fees related to government investigation, amortization of purchased intangible, impairment of long-lived assets, income tax effect of non-GAAP adjustments and equity method investment income (loss) from equity investee. We also disclose certain non-GAAP financial measures in our financial guidance for the next quarter, including non-GAAP gross margin and non-GAAP operating expenses. We believe that these historical and forward-looking non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) reconciliation table for all periods presented as management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer, and global supplier of a broad range of discrete power devices, wide bandgap power devices, power management ICs, and modules, including a wide portfolio of Power MOSFET, SiC, IGBT, IPM, TVS, HV Gate Drivers, Power IC, and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high-performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal computers, graphics cards, datacenters, AI servers, smartphones, consumer and industrial motor controls, TVs, lightings, automotive electronics, and power supply units for various equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Revenue	$162,263	$182,501	$173,156	$344,764	$355,043
Cost of goods sold	127,439	139,656	133,145	267,095	270,506
Gross profit	34,824	42,845	40,011	77,669	84,537
Gross margin	21.5%	23.5%	23.1%	22.5%	23.8%

Operating expenses:
Research and development	25,205	24,145	23,968	49,350	46,446
Selling, general and administrative	23,184	23,284	21,951	46,468	44,251
Total operating expenses	48,389	47,429	45,919	95,818	90,697
Operating loss	(13,565)	(4,584)	(5,908)	(18,149)	(6,160)

Other income, net	894	2,468	663	3,362	13
Interest income	1,124	892	1,135	2,016	2,400
Interest expenses	(154)	(360)	(701)	(514)	(1,513)
Net loss before income taxes and equity method investment income (loss)	(11,701)	(1,584)	(4,811)	(13,285)	(5,260)

Income tax expense	1,490	1,927	1,242	3,417	2,282
Net loss before equity method investment income (loss)	(13,191)	(3,511)	(6,053)	(16,702)	(7,542)
Equity method investment income (loss)	(102)	1,389	(561)	1,287	(1,568)
Net loss	$(13,293)	$(2,122)	$(6,614)	$(15,415)	$(9,110)

Net loss per common share
Basic	$(0.45)	$(0.07)	$(0.23)	$(0.52)	$(0.31)
Diluted	$(0.45)	$(0.07)	$(0.23)	$(0.52)	$(0.31)

Weighted average number of common shares used to compute net loss per share
Basic	29,816	30,036	29,163	29,926	29,083
Diluted	29,816	30,036	29,163	29,926	29,083

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2025	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$196,340	$153,079
Restricted cash	425	419
Accounts receivable, net	29,017	34,772
Receivable from sale of equity interest in the JV Company	46,118	—
Inventories	200,102	189,677
Other current assets	10,372	18,215
Total current assets	482,374	396,162
Property, plant and equipment, net	310,961	314,097
Operating lease right-of-use assets	23,661	21,288
Intangible assets, net	1,288	269
Equity method investment	141,439	279,122
Deferred income tax assets	8,172	599
Other long-term assets	34,398	22,766
Total assets	$1,002,293	$1,034,303
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,137	$60,044
Accrued liabilities	57,825	59,027
Payable related to equity investee, net	16,920	15,809
Income taxes payable	4,370	1,790
Short-term debt	2,980	11,852
Deferred revenue	2,047	—
Finance lease liabilities	1,046	1,007
Operating lease liabilities	5,916	4,978
Total current liabilities	140,241	154,507
Long-term debt	2,113	14,872
Income taxes payable - long-term	4,351	4,201
Deferred income tax liabilities	12,423	13,192
Finance lease liabilities - long-term	742	1,274
Operating lease liabilities - long-term	18,461	16,925
Other long-term liabilities	5,194	7,000
Total liabilities	183,525	211,971
Shareholders' Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at December 31, 2025 and June 30, 2025	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding:37,426 shares and 29,582 shares, respectively at December 31, 2025 and 37,127 shares and 30,009 shares, respectively at June 30, 2025	75	74
Treasury shares at cost: 7,844 shares at December 31, 2025 and 7,118 shares at June 30, 2025	(93,138)	(79,058)
Additional paid-in capital	398,072	379,779
Accumulated other comprehensive loss	(4,737)	(12,390)
Retained earnings	518,496	533,927
Total shareholders' equity	818,768	822,332
Total liabilities and shareholders' equity	$1,002,293	$1,034,303

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Six Months Ended December 31,
	2025	2024
Net cash provided by operating activities	$2,062	$25,126
Net cash provided by (used in) investing activities	74,512	(14,100)
Net cash used in financing activities	(33,216)	(3,732)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(91)	(36)
Net increase in cash, cash equivalents and restricted cash	43,267	7,258
Cash, cash equivalents and restricted cash at beginning of period	153,498	175,540
Cash, cash equivalents and restricted cash at end of period	$196,765	$182,798

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP gross profit	$34,824	$42,845	$40,011	$77,669	$84,537
Share-based compensation	1,232	1,065	1,123	2,297	2,138
Amortization of purchased intangible	—	—	811	—	1,623
Non-GAAP gross profit	$36,056	$43,910	$41,945	$79,966	$88,298
Non-GAAP gross margin as a % of revenue	22.2%	24.1%	24.2%	23.2%	24.9%

GAAP operating expense	$48,389	$47,429	$45,919	$95,818	$90,697
Share-based compensation	7,041	6,067	6,827	13,108	12,714
Legal costs related to government investigation	—	—	114	—	461
Impairment of long-lived assets	70	—	—	70	—
Non-GAAP operating expense	$41,278	$41,362	$38,978	$82,640	$77,522

GAAP operating loss	$(13,565)	$(4,584)	$(5,908)	$(18,149)	$(6,160)
Share-based compensation	8,273	7,132	7,950	15,405	14,852
Amortization of purchased intangible	—	—	811	—	1,623
Legal costs related to government investigation	—	—	114	—	461
Impairment of long-lived assets	70	—	—	70	—
Non-GAAP operating income (loss)	$(5,222)	$2,548	$2,967	$(2,674)	$10,776
Non-GAAP operating margin as a % of revenue	(3.2)%	1.4%	1.7%	(0.8)%	3.0%

GAAP net loss	$(13,293)	$(2,122)	$(6,614)	$(15,415)	$(9,110)
Share-based compensation	8,273	7,132	7,950	15,405	14,852
Amortization of purchased intangible	—	—	811	—	1,623
Equity method investment (income) loss	102	(1,389)	561	(1,287)	1,568
Legal costs related to government investigation	—	—	114	—	461
Impairment of long-lived assets	70	—	—	70	—
Income tax effect of non-GAAP adjustments	119	555	(83)	674	(234)
Non-GAAP net income (loss)	$(4,729)	$4,176	$2,739	$(553)	$9,160
Non-GAAP net margin as a % of revenue	(2.9)%	2.3%	1.6%	(0.2)%	2.6%

GAAP net loss	$(13,293)	$(2,122)	$(6,614)	$(15,415)	$(9,110)
Share-based compensation	8,273	7,132	7,950	15,405	14,852
Amortization and depreciation	14,131	14,341	14,128	28,472	28,690
Equity method investment (income) loss	102	(1,389)	561	(1,287)	1,568
Interest income	(1,124)	(892)	(1,135)	(2,016)	(2,400)
Interest expenses	154	360	701	514	1,513
Income tax expense	1,490	1,927	1,242	3,417	2,282
EBITDAS	$9,733	$19,357	$16,833	$29,090	$37,395

GAAP diluted net loss per share	$(0.45)	$(0.07)	$(0.21)	$(0.52)	$(0.29)
Share-based compensation	0.28	0.23	0.25	0.52	0.47

Amortization of purchased intangible	—	—	0.03	—	0.05
Equity method investment (income) loss	0.00	(0.04)	0.02	(0.04)	0.05
Legal costs related to government investigation	—	0.00	0.00	0.00	0.02
Impairment of long-lived assets	0.00	—	—	0.00	—
Income tax effect of non-GAAP adjustments	0.01	0.01	(0.00)	0.02	(0.01)
Non-GAAP diluted net income (loss) per share	$(0.16)	$0.13	$0.09	$(0.02)	$0.29

Weighted average number of common shares used to compute GAAP diluted net loss per share	29,816	30,036	29,163	29,926	29,083
Weighted average number of common shares used to compute Non-GAAP diluted net income per share	29,816	31,487	31,411	29,926	31,290

Alpha and Omega Semiconductor Limited
Reconciliation of GAAP to Non-GAAP Outlook
For Fiscal Q3 Ending March 31, 2026
(in millions, except percentages)
(unaudited)

GAAP gross margin	20.2%
Estimated share-based compensation expense	0.8%
Non-GAAP gross margin	21.0%

GAAP operating expenses	$52
Estimated stock-based compensation expense	(7)
Non-GAAP operating expenses	$45

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